Exhibit 99.1

Press Contact:	Investor Relations Contact:
Kim Gibbons	Blair Christie
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 525-4909	(408) 525-4856
kgibbons@cisco.com	blchrist@cisco.com

CISCO SYSTEMS REPORTS FIRST QUARTER EARNINGS

•	Q1 Revenues: $5.1 Billion (5.3% increase year over year; 8.5% increase quarter over quarter)
•	Q1 Earnings Per Share: $0.15 GAAP (87.5% increase year over year); $0.17 Pro Forma (21.4% increase year over year)

SAN JOSE, Calif. — November 5, 2003 — Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its first quarter results for the period ended October 25, 2003.

Net sales for the first quarter of fiscal 2004 were $5.1 billion, compared with $4.8 billion for the first quarter of fiscal 2003, an increase of 5.3 percent, and compared with $4.7 billion for the fourth quarter of fiscal 2003, an increase of 8.5 percent.

Net income for the first quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $1.1 billion or $0.15 per share, compared with $618 million or $0.08 per share for the first quarter of fiscal 2003, and compared with $982 million or $0.14 per share for the fourth quarter of fiscal 2003. Pro forma net income for the first quarter of fiscal 2004 was $1.2 billion or $0.17 per share, compared with pro forma net income of $1.0 billion or $0.14 per share for the first quarter of fiscal 2003, and compared with $1.1 billion or $0.15 per share for the fourth quarter of fiscal 2003. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Pro Forma Consolidated Statements of Operations.

“We’ve begun our fiscal year with a solid quarter of continued operational excellence and year-over-year growth,” said John Chambers, president and CEO, Cisco Systems. “We saw strength across our core switching and routing businesses, as well as traction in our advanced technologies. The service provider and public sector segments in particular, continue to be solid markets for our products.”

Chambers continued, “The business and technology strategies we put in place 18 to 36 months ago are showing tangible momentum. I am confident our strategies and strong execution throughout the downturn have positioned us well for future growth.”

Cisco will discuss first quarter 2004 results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•	Cash flows from operations were $1.0 billion for the first quarter of fiscal 2004, compared with $1.1 billion for the first quarter of fiscal 2003, and compared with $1.5 billion for the fourth quarter of fiscal 2003.

•	Cash and cash equivalents and total investments were $19.7 billion at the end of the first quarter of fiscal 2004, compared with $21.2 billion at the end of the first quarter of fiscal 2003, and compared with $20.7 billion at the end of the fourth quarter of fiscal 2003.

•	During the first quarter of fiscal 2004, Cisco repurchased 102 million shares of common stock for an aggregate purchase price of $2.0 billion.

•	Days sales outstanding (DSO) in accounts receivable at the end of the first quarter of fiscal 2004 were 25 days, compared with 21 days at the end of the first quarter of fiscal 2003, and compared with 26 days at the end of the fourth quarter of fiscal 2003.

•	Inventory turns were 7.3 in the first quarter of fiscal 2004, compared with 7.0 in the first quarter of fiscal 2003, and compared with 6.8 in the fourth quarter of fiscal 2003.

•	During the first quarter of fiscal 2004, the Financial Accounting Standards Board (FASB) deferred the effective date of FASB Interpretation No. 46 (FIN 46) to the second quarter of fiscal 2004. As a result, Cisco has not adopted FIN 46 during the first quarter of fiscal 2004, and the non-cash charge previously disclosed relating to the investment in Andiamo Systems, Inc. has been deferred accordingly.

“Cisco is well positioned to capture profitable growth as the markets evolve,” said Dennis Powell, chief financial officer, Cisco Systems. “This is a strong start to our fiscal year as we continue to focus on key long-term financial priorities. We reported pro forma profit margins above our goal of 20 percent, improved productivity, and maintained a healthy and conservative balance sheet.”

Business Highlights

•	Cisco announced deployments of its high-end routing products, including the Cisco 12000 and 7000 series routers, by U.S.-based Verizon Communications, Inc., China Netcom Group, U’s Communications Corporation in Japan, and Australia’s Hutchinson and Telstra.

•	Cisco introduced an Internet Protocol (IP) telephone, the Cisco IP Phone 7970G, with a high-resolution, color touch screen.

•	Cisco saw several deployments of its wireless local area network (WLAN) technology to provide hot-spot access, including service station operator Statoil Detaljhandel AS in Norway; the City of Hasselt in Belgium; Kasetsart University in Thailand, which has built one of the largest academic WiFi networks in Southeast Asia; and “citilan,” Australia’s largest public wireless local area network.

•	Cisco launched Cisco CallManager Express, a Cisco IOS® Software-based product providing call-processing services, and Cisco Unity™ Express, a voice-mail and automated-attendant offering for IP telephony.

•	IBM and Cisco announced collaboration on open software technologies and proposed standards designed to increase the end-to-end intelligence and responsiveness of the global IT infrastructure. The companies also separately announced collaboration on network-hosted storage virtualization.

•	Cisco introduced the Cisco MDS 9100 Multilayer Intelligent Fabric Switch series.

•	Cisco announced a new interface for the Cisco ONS 15454 Multiservice Provisioning Platform (MSPP) enabling delivery of Fibre Channel-based storage area network (SAN) extension services over SONET/SDH networks.

•	In the Cisco Catalyst® family, Cisco announced several fixed configuration solutions for Gigabit Ethernet as well as new line cards and features on the Cisco Catalyst 6500. Cisco also added Metro Ethernet capabilities on the Catalyst 4000 family.

•	C&M Communications Co., Ltd, one of the largest cable operators in Korea, plans to deploy Cisco ONS 15454 10G ML Series cards and Cisco Catalyst family switches to support multimedia services such as Internet access, digital video broadcasting and video on demand.

•	International Telecommunication Union and Cisco announced plans to set up 20 Internet education and training centers to provide greater access to information technology throughout the developing world.

Editors Note:

•	Q1 FY’04 conference call to discuss Cisco results along with its outlook for Q2 FY’04 to be held at 1:30 p.m. PT on Wednesday, November 5, 2003. Conference call number is 888-989-9826 (United States); 210-234-8593 (international).

•	Conference call replay available from 4:30 p.m. PT on November 5, 2003 to 4:30 p.m. PT on November 12, 2003 at 800-778-9712 (United States); 402-220-2071 (international).

•	Additional information regarding Cisco’s financials and corresponding Webcast with visuals designed to guide participants through the call is also available at 1:30 p.m. PT. Prepared remarks will be available approximately 24 hours after completion of the call. The Webcast will include both the prepared remarks, as well as the question-and-answer session. This information, along with GAAP reconciliation information, will be available at http://www.cisco.com under “About Cisco” in the Investor Relations section.

•	Additional information regarding Cisco’s Q1FY’04 results will be available at http://newsroom.cisco.com

About Cisco Systems

Cisco Systems, Inc., (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

###

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Cisco with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; increased price competition; variations in sales channels, product costs or mix of products sold; the ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, stockholder and other matters; the ability to recruit and retain key personnel; financial risk management; currency fluctuations and other international factors; and potential volatility in operating results. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco’s results of operations for the three months ended October 25, 2003 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

Cisco provides pro forma net income and pro forma net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Cisco believes that this presentation of pro forma net income and pro forma net income per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, Cisco’s management uses these measures for reviewing the financial results of Cisco and for budget planning purposes.

Copyright© 2003 Cisco Systems, Inc. All rights reserved. Cisco, Cisco Systems, the Cisco Systems logo, Catalyst, Cisco IOS, and Cisco Unity are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document or Website are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 25, 2003	October 26, 2002
NET SALES:
Product	$4,263	$4,013
Service	838	832

Total net sales	5,101	4,845

COST OF SALES:
Product	1,316	1,237
Service	279	250

Total cost of sales	1,595	1,487

GROSS MARGIN	3,506	3,358

OPERATING EXPENSES:
Research and development	735	789
Sales and marketing	1,071	1,093
General and administrative	195	151
Payroll tax on stock option exercises	2	—
Amortization of deferred stock-based compensation	51	43
Amortization of purchased intangible assets	62	114

Total operating expenses	2,116	2,190

OPERATING INCOME	1,390	1,168

Loss on publicly traded equity securities	—	(412)
Interest income	137	179
Other income (loss), net	1	(63)

Interest and other income (loss), net	138	(296)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,528	872
Provision for income taxes	442	254

NET INCOME	$1,086	$618

Net income per share—basic	$0.16	$0.09

Net income per share—diluted	$0.15	$0.08

Shares used in per-share calculation—basic	6,932	7,249

Shares used in per-share calculation—diluted	7,110	7,327

Cisco Systems, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 25, 2003	October 26, 2002
NET SALES:
Product	$4,263	$4,013
Service	838	832

Total net sales	5,101	4,845

COST OF SALES:
Product	1,316	1,237
Service	279	250

Total cost of sales	1,595	1,487

GROSS MARGIN	3,506	3,358

OPERATING EXPENSES:
Research and development	735	789
Sales and marketing	1,071	1,093
General and administrative	195	151

Total operating expenses (a) (b) (c)	2,001	2,033

OPERATING INCOME	1,505	1,325

Interest income	137	179
Other income (loss), net	1	(63)

Interest and other income (loss), net	138	116

INCOME BEFORE PROVISION FOR INCOME TAXES (a) (b) (c) (d)	1,643	1,441
Provision for income taxes (e)	460	403

NET INCOME	$1,183	$1,038

Net income per share—basic	$0.17	$0.14

Net income per share—diluted	$0.17	$0.14

Shares used in per-share calculation—basic	6,932	7,249

Shares used in per-share calculation—diluted	7,110	7,327

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:
GAAP net income	$1,086	$618
(a) Payroll tax on stock option exercises	2	—
(b) Amortization of deferred stock-based compensation	51	43
(c) Amortization of purchased intangible assets	62	114
(d) Loss on publicly traded equity securities	—	412
(e) Income tax effect	(18)	(149)

Pro forma net income	$1,183	$1,038

For the three month period ended July 26, 2003, pro forma net income and pro forma net income per share excluded the following items: In-process research and development of $1 million, payroll tax on employee stock option exercises of $2 million, amortization of deferred stock-based compensation of $27 million, amortization of purchased intangible assets of $110 million and income tax effect of ($33) million.

Cisco Systems, Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 25, 2003	July 26, 2003
ASSETS
Current assets:
Cash and cash equivalents	$4,158	$3,925
Short-term investments	4,837	4,560
Accounts receivable, net of allowance for doubtful accounts of $180 at October 25, 2003 and $183 at July 26, 2003	1,388	1,351
Inventories	875	873
Deferred tax assets	2,062	1,975
Lease receivables, net	140	163
Prepaid expenses and other current assets	567	568

Total current assets	14,027	13,415
Investments	10,693	12,167
Property and equipment, net	3,571	3,721
Goodwill	4,043	4,043
Purchased intangible assets, net	490	556
Lease receivables, net	79	60
Other assets	2,947	3,145

TOTAL ASSETS	$35,850	$37,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$602	$594
Income taxes payable	687	739
Accrued compensation	1,184	1,470
Deferred revenue	3,001	3,034
Other accrued liabilities	2,155	2,162
Restructuring liabilities	86	295

Total current liabilities	7,715	8,294
Deferred revenue	706	774

Total liabilities	8,421	9,068
Minority interest	10	10
Shareholders’ equity	27,419	28,029

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$35,850	$37,107

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 25, 2003	October 26, 2002
Cash flows from operating activities:
Net income	$1,086	$618
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	397	410
Provision for doubtful accounts	7	47
Provision for inventory	35	3
Deferred income taxes	116	(27)
Tax benefits from employee stock option plans	62	3
Net (gains) losses and impairment charges on investments	1	474
Change in operating assets and liabilities:
Accounts receivable	(44)	(51)
Inventories	(37)	49
Prepaid expenses and other current assets	(39)	(36)
Accounts payable	8	70
Income taxes payable	(16)	(70)
Accrued compensation	(286)	(282)
Deferred revenue	(101)	(141)
Other accrued liabilities	(7)	(14)
Restructuring liabilities	(209)	14

Net cash provided by operating activities	973	1,067

Cash flows from investing activities:
Purchases of short-term investments	(2,969)	(1,671)
Proceeds from sales and maturities of short-term investments	3,065	1,941
Purchases of investments	(5,076)	(4,981)
Proceeds from sales and maturities of investments	6,153	2,251
Acquisition of property and equipment	(173)	(122)
Acquisition of businesses, net of cash and cash equivalents	—	2
Change in lease receivables, net	4	43
Purchases of investments in privately held companies	(14)	(12)
Purchase of minority interest of Cisco Systems, K.K. (Japan)	—	(59)
Other	64	91

Net cash provided by (used in) investing activities	1,054	(2,517)

Cash flows from financing activities:
Issuance of common stock	173	41
Repurchase of common stock	(1,998)	(1,077)
Other	31	(12)

Net cash used in financing activities	(1,794)	(1,048)

Net increase (decrease) in cash and cash equivalents	233	(2,498)
Cash and cash equivalents, beginning of period	3,925	9,484

Cash and cash equivalents, end of period	$4,158	$6,986

Cisco Systems, Inc.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	October 25, 2003	July 26, 2003
CASH AND INVESTMENTS
Cash and cash equivalents	$4,158	$3,925
Fixed income securities	14,740	15,982
Publicly traded equity securities	790	745

Total	$19,688	$20,652

INVENTORIES
Raw materials	$37	$38
Work in process	271	291
Finished goods	539	515
Demonstration systems	28	29

Total	$875	$873

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,431	$3,411
Computer equipment and related software	1,164	1,147
Production, engineering, and other equipment	2,496	2,410
Operating lease assets	296	439
Furniture and fixtures	354	350

	7,741	7,757
Less, accumulated depreciation and amortization	(4,170)	(4,036)

Total	$3,571	$3,721

OTHER ASSETS
Deferred tax assets	$1,287	$1,476
Investments in privately held companies	492	516
Income tax receivable	690	727
Structured loans, net	30	42
Other	448	384

Total	$2,947	$3,145

DEFERRED REVENUE
Service	$2,291	$2,451
Product	1,416	1,357

Total	3,707	3,808
Less, current portion	(3,001)	(3,034)

Non-current deferred revenue	$706	$774